                          SCHEDULE 14A (RULE 14A-101)

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934
                    Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION
  (as filed with the Securities and Exchange Commission on November 16, 1999)

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

--------------------------------------------------------------------------------
                            KEYSTONE PROPERTY TRUST
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials:
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement no.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

NOTES

                            KEYSTONE PROPERTY TRUST
                   200 FOUR FALLS CORPORATE CENTER, SUITE 208
                          WEST CONSHOHOCKEN, PA 19428
                                 (484) 530-1800

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON DECEMBER 16, 1999

To our Shareholders:

    We invite you to attend our Special Meeting of Shareholders at 11:00 a.m., local time, on December 16, 1999, at the Philadelphia Marriott West, Matson Ford at Front Street, 111 Crawford Avenue, West Conshohocken, PA 19428. We used to be a Maryland corporation named American Real Estate Investment Corporation. At the annual meeting of shareholders held on June 3, 1999, the shareholders approved the conversion of the Company from a Maryland corporation to a Maryland real estate investment trust. This conversion was effected through a merger of American Real Estate Investment Corporation with and into Keystone Property Trust, a wholly-owned real estate investment trust formed solely for purposes of the conversion. The merger became effective October 13, 1999.

    At this special meeting, holders of the Company's Common Shares will vote on the following proposals, together with any other business that may properly come before the meeting:

    1. To elect one Class I trustee to serve until the Annual Meeting of Shareholders to be held in 2001 or until his successor is duly elected and qualified and one Class II trustee to serve until the Annual Meeting of Shareholders to be held in 2002 or until his successor is duly elected and qualified.

    2. To approve the issuance of up to 6.5 million of our Common Shares upon conversion of shares of our Series B Convertible Preferred Stock and Series C Convertible Preferred Units of our operating partnership, Keystone Operating Partnership, L.P. which have been or may be issued to certain individuals and entities in consideration for our acquisition of certain entities owning 28 industrial facilities pursuant to a contribution agreement among us, our Operating Partnership and such individuals and entities.

    3. To transact other business which properly comes before the meeting or its adjournment.

    The Board of Trustees has fixed the close of business on November 15, 1999 as the record date for the Special Meeting. Only holders of record of the Company's Common Shares as of that date are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof, notwithstanding the transfer of any shares on the books of the Company after such record date. The share transfer books will not be closed.

    A Proxy Statement and form of proxy accompany this notice.

    All shareholders are cordially invited to attend the meeting in person. However, whether or not you plan to attend, PLEASE PROMPTLY SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE ENCLOSED RETURN ENVELOPE, which requires no postage if mailed in the United States. Returning your proxy card does not deprive you of your right to attend the meeting and vote your shares in person. The proposals and other information relating to the meeting are described in detail in the accompanying Proxy Statement.

                                          By Order of the Board of Trustees,
                                          Timothy A. Peterson,
                                          Secretary

November 16, 1999
West Conshohocken, PA

                            KEYSTONE PROPERTY TRUST
                   200 FOUR FALLS CORPORATE CENTER, SUITE 208
                          WEST CONSHOHOCKEN, PA 19428
                                 (484) 530-1800

                                PROXY STATEMENT
                    FOR THE SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON DECEMBER 16, 1999

                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

    This Proxy Statement is furnished to the holders of common shares, par value $.001 per share (the "Common Shares"), of Keystone Property Trust, a Maryland real estate investment trust (the "Company"), and the holders of preferred shares, par value $.001 per share (the "Preferred Shares") of the Company, in connection with the solicitation by the Company's Board of Trustees (the "Board of Trustees") of proxies to be voted at the Special Meeting of Shareholders of the Company (the "Meeting") to be held at the Philadelphia Marriott West, Matson Ford at Front Street, 111 Crawford Avenue, West Conshohocken, PA 19428 on Thursday, December 16, 1999, at 11:00 a.m. local time, or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders.

    We used to be a Maryland corporation named American Real Estate Investment Corporation. At the annual meeting of shareholders held on June 3, 1999, the shareholders approved the conversion of the Company from a Maryland corporation to a Maryland real estate investment trust. This conversion was effected through a merger (the "Trust Conversion") of American Real Estate Investment Corporation with and into Keystone Property Trust, a wholly-owned real estate investment trust formed solely for purposes of the Trust Conversion. The Trust Conversion became effective October 13, 1999. References in this Proxy Statement to the "Company" include its subsidiaries and American Real Estate Investment Corporation as predecessor to the Company, unless the context otherwise requires. References to "trustees" means directors of the Company's predecessor prior to the Trust Conversion and to trustees of the Company after the Trust Conversion, unless the context otherwise requires.

    This Proxy Statement and form of proxy are first being mailed to such
shareholders on or about [      ], 1999. If the enclosed form of proxy is
executed and returned, it nevertheless may be revoked by the shareholder at any time prior to its use by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. A shareholder who attends the meeting in person may revoke his or her proxy at that time and vote in person if so desired. Unless revoked or unless contrary later dated instructions are given, each proxy duly signed, dated and returned will be voted as specified therein, but unless otherwise specified, will be deemed to grant authority to vote, as applicable:

(1) FOR the election of Joseph D. Morris to serve as a Class I trustee until the Annual Meeting of Shareholders to be held in 2001 and Scott H. Rechler to serve as a Class II trustee until the Annual Meeting of Shareholders to be held in 2002 (the "Election of Trustees Proposal");

(2) FOR the approval of the issuance of up to 6.5 million of our Common Shares upon conversion of shares of our Series B Convertible Preferred Stock, par value $.001 per share (the "Series B Preferred Shares") and Series C Convertible Preferred Units of limited partnership interest (the "Series C Preferred Units") of our operating partnership, Keystone Operating Partnership, L.P. (the "Operating Partnership") which have been or may be issued to certain individuals and entities in consideration for our acquisition of certain entities owning 28 industrial facilities pursuant to a contribution agreement among us, our Operating Partnership and such individuals and entities (the "Share Issuance Proposal").

(3) At the discretion of the persons named in the enclosed form of proxy, on any other matter that may properly come before the meeting or any adjournment thereof.

    The enclosed proxy is solicited by and on behalf of the Board of Trustees of the Company.

THE BOARD OF TRUSTEES OF THE COMPANY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF TRUSTEES PROPOSAL AND FOR THE SHARE ISSUANCE PROPOSAL.

                               QUORUM AND VOTING

RECORD DATE; QUORUM

    The Board of Trustees has fixed the close of business on November 15, 1999 as the record date (the "Record Date") for the Meeting. Only holders of Common Shares on the close of business on the Record Date are entitled to notice of and to vote at the Meeting and any adjournments and postponements thereof. The Common Shares are the only class of voting shares of the Company currently issued and outstanding which is entitled to vote at the Meeting. The holders of the Company's Preferred Shares are entitled to notice of, but not entitled to vote such shares, at the Meeting. On the Record Date, there were 7,674,091 of Common Shares outstanding and entitled to vote at the Meeting. Each holder of Common Shares on the Record Date is entitled to cast one vote per share for each trustee to be elected at the Meeting and one vote on each other matter properly brought before the meeting, exercisable in person or by properly executed proxy.

    The presence of the holders of a majority of the outstanding Common Shares entitled to vote at the Meeting, in person or by properly executed proxy, is necessary to constitute a quorum. A quorum is necessary for any action to be taken at the Meeting. Common Shares represented at the Meeting in person or by properly executed proxy but not voted will be included in the calculation of the number of shares considered to be present at the Meeting for purposes of determining the presence of a quorum.

VOTES REQUIRED FOR APPROVAL

    With respect to "Proposal One--Election of Trustees Proposal," assuming a quorum is present, the plurality of the votes cast at the Meeting will be sufficient to elect a trustee. Cumulative voting is not permitted in the election of trustees.

    With respect to "Proposal Two--Share Issuance Proposal," the affirmative vote of a majority of the votes cast at the Meeting is required.

    Other than procedural matters with respect to the Meeting, no other matters may properly come before the Meeting.

PROXIES; ABSTENTIONS; BROKER NON-VOTES

    All Common Shares represented by properly executed proxies received prior to or at the Meeting and not revoked will be voted in accordance with the instructions indicated in such proxies. If no instructions are given on a properly returned proxy, your proxy will be voted "FOR" the Election of Trustees Proposal; "FOR" the Share Issuance Proposal; and, to the extent permitted by applicable rules of the Securities and Exchange Commission, in accordance with the judgment of the persons voting the proxies upon such other matters as may come before the Meeting and any adjournment or postponement thereof.

    Abstentions and broker non-votes are each included in the determination of the number of shares present at the Meeting for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Brokers generally have discretionary authority to vote on routine matters. Abstentions and broker non-votes will not be counted as votes cast for purposes of the Election of Trustees Proposal and the Share Issuance Proposal. and, therefore, are counted neither as a vote "FOR" nor "AGAINST" the Election of Trustees Proposal or the Share Issuance Proposal.

    Shareholders may revoke their proxies at any time prior to their use by delivering written notice to the Secretary of the Company at the offices of the Company set forth above, by presenting a duly executed proxy bearing a later date or by voting in person at the Meeting, but mere attendance at the Meeting will not revoke a proxy.

OTHER BUSINESS; ADJOURNMENTS

    The Board of Trustees is not currently aware of any business to be acted upon at the Meeting other than as described herein. If other matters are properly brought before the Meeting, or any adjournment or postponement thereof, the persons appointed as proxies, to the extent permitted by applicable rules of the Securities and Exchange Commission, will have discretion to vote or act thereon according to their best judgment. Adjournments may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time by approval of the holders of a majority of the shares present in person or by proxy at the Meeting (whether or not a quorum exists) without further notice other than by an announcement made at the Meeting. The Company does not currently intend to seek an adjournment of the Meeting.

                                  PROPOSAL ONE
                         ELECTION OF TRUSTEES PROPOSAL

    The Bylaws of the Company provide for a Board of Trustees of no more than fifteen members, divided into three classes, with the exact number of trustees to be designated from time to time by resolution of the Board of Trustees. Until September 27, 1999, our Board of Trustees consisted of seven members. However, in connection with the Reckson/Morris Transaction discussed in Proposal Two--Share Issuance Proposal, we increased the Board of Trustees to nine members and appointed Joseph D. Morris as a Class I trustee and Scott H. Rechler as a Class II trustee. The three classes have staggered terms of office so that the terms of office of trustees of only one class expires at each Annual Meeting of Shareholders and the trustees of that class are elected for three year terms and until his or her successor is elected and duly qualified or until his or her earlier death, resignation or removal. The following table lists the name, class designation and age for each trustee:

NAME                                                           CLASS       AGE
----                                                          --------   --------
Michael J. Falcone..........................................  I             63
Francesco Galesi............................................  I             67
Joseph D. Morris............................................  I             55
Jeffrey E. Kelter...........................................  II            45
Russell C. Platt............................................  II            39
Scott H. Rechler............................................  II            31
David H. Lesser.............................................  III           33
David F. McBride............................................  III           52
James R. Mulvihill..........................................  III           35

    The term of office of the Class III trustees will expire at the annual meeting of shareholders to be held in 2000, the term of office of the Class I trustees will expire at the annual meeting of shareholders to be held in 2001 and the term of office of the Class II trustees will expire at the annual meeting of shareholders to be held in 2002. Each of Mr. Morris and Mr. Rechler were appointed as trustees by our Board of Trustees as part of the Reckson/Morris Transaction to hold office until the next meeting of our shareholders. We are nominating Mr. Morris for election as a Class I trustee and Mr. Rechler for election as a Class II trustee. In the event that such nominees are unable to serve or for good cause will not serve, the proxies will be voted at the Meeting for such other person as the Board of Trustees may recommend.

    MR. MORRIS joined our Board of Trustees on September 27, 1999 as a result of the Reckson/Morris Transaction. He is President and Chairman of the Morris Companies and formerly was the Vice Chairman of Reckson Morris Industrial Trust. Mr. Morris also serves as a Trustee of the New Jersey Chapter-NAIOP, the Association for Commercial Real Estate and was appointed by Governors Florio and Keane to serve on the Skylands Greenway Task Force and Highlands Commission. He is a graduate of C.W. Post College.

    MR. RECHLER joined our Board of Trustees on September 27, 1999 as a result of the Reckson/Morris Transaction. He has been Co-Chief Executive Officer since June 1999 and a director of Reckson Associates Realty Corp. since its formation and has served as its President since February 1997. Mr. Rechler also serves as President, Chief Executive Officer and a director of Reckson Service Industries, Inc. Mr. Rechler also is a member of the board of directors of the Long Island Children's Museum. He is a graduate of Clark University and received a Master's Degree in Finance with a specialization in real estate from New York University.

    THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE ELECTION OF Mr. Morris as a Class I Trustee and the Election of Mr. Rechler as a Class II Trustee.

TRUSTEES CONTINUING IN OFFICE

    CLASS I TRUSTEES (Term Expires in 2001)

    MR. FALCONE has been a trustee of the Company since August 1998 as a result of the acquisition by the Company of a portfolio of 11 office properties and one industrial property in northern New York (the "Pioneer Portfolio") in which Mr. Falcone had a significant interest. He founded the Pioneer Group in 1975, the predecessor to the Pioneer Development Company, one of the largest developers of commercial office properties in northern New York. He currently serves as Chairman of Pioneer Development Company. Prior to the founding of the Pioneer Group, he co-founded the Pyramid Companies, another real estate development firm. Mr. Falcone is Chairman of the Board of Directors of First National Bank of Rochester and serves on the Corporate Advisory counsel for the Syracuse University School of Management. He is a graduate of Syracuse University.

    MR. GALESI has been a trustee of the Company since May 1998 as a result of the acquisition by the Company of a portfolio of properties in which Mr. Galesi had a significant interest. Since 1969, he has been the Chairman and Chief Executive Officer of the Galesi Group, which includes companies engaged in distribution, manufacturing, real estate and telecommunications industries. He is a director of MCI-WorldCom, Inc. Mr. Galesi was a director of ATC Communications Group until ATC merged with WorldCom in 1992. Mr. Galesi also serves as a director of Amnex, Inc. and Walden Residential Properties, Inc. Mr. Galesi is a graduate of Princeton University.

    CLASS II TRUSTEES (Term Expires in 2002)

    MR. KELTER has been President of the Company since the transactions consummated in December 1997 which transformed the Company into an industrial and office real estate investment trust (the "1997 Reorganization"). He was appointed Chief Executive Officer in December 1998. Mr. Kelter was elected as a Class II trustee of the Company in November 1997 as part of the 1997 Reorganization, and was re-elected as a Class I trustee at the 1998 Annual Meeting of the Company and as a Class II trustee at the 1999 Annual Meeting of the Company. He has over 18 years of experience in all phases of commercial real estate including development, third-party management and construction. Upon graduating from Trinity College in Hartford, Connecticut in 1976, Mr. Kelter was employed by The Bankers Trust Corporation where he was an assistant treasurer in the Corporate Finance division. In 1982, Mr. Kelter was employed by Vector Properties in Tulsa, Oklahoma, where he was in charge of the development and finance of several downtown Tulsa office building renovations. In 1982, Mr. Kelter founded Penn Square Properties, Inc. in Philadelphia and served as chief executive officer and president. Prior to the 1997 Reorganization, Mr. Kelter also served on the Board of Directors of the Central Philadelphia Development Corporation (CPDC), a non-profit urban planning commission.

    MR. PLATT serves as Principal and President of JER International, with primary responsibility for all J.E. Robert Companies' international investments and operations. In addition to his international responsibilities, Mr. Platt serves on the firm's Investment Committee. Prior to joining J.E. Robert Companies in 1999, Mr. Platt served as a Managing Director of Morgan Stanley. Mr. Platt was the founder of and had primary responsibility for managing the global real estate investment business for Morgan Stanley Asset Management ("MSAM"). MSAM manages over $2 billion in private real estate and listed real estate securities worldwide for institutional and individual investors. Mr. Platt is a graduate of Williams College and received an MBA from Harvard Business School. He is a member of the advisory boards of the National Multi Housing Council, The Wharton Real Estate Center and the MIT Center for Real Estate. He is also a member of The Urban Land Institute, the National Association of Real Estate Investment Trusts, the Pension Real Estate Association and the Association of Foreign Investors in Real Estate.

    CLASS III TRUSTEES (Term Expires in 2000)

    MR. LESSER has been a trustee of the Company since December 1997; he was elected trustee of the Company as part of the 1997 reorganization. He formed Hudson Bay Partners, L.P. in May 1996 and is the

President of its general partner. From April 1995 to May 1996, he was the Senior Vice President for Business Development of Crescent Real Estate Equities Company in charge of acquisition, finance and strategic investments. From July 1988 to April 1995, Mr. Lesser worked for Merrill Lynch & Co. in the Real Estate Investment Banking Division where he was a Director. Mr. Lesser received a B.S. and M.B.A. from Cornell University.

    MR. MCBRIDE has been a trustee and the Chairman of the Board of Trustees since December 1997; he was elected trustee and Chairman of the Board of Trustees as part of the 1997 Reorganization. He served as Secretary of the Company from January 1998 until December 1998. He has served as Chief Executive Officer of McBride Enterprises, Inc. and affiliated family real estate, construction and brokerage companies since 1987 and has been a director of McBride Enterprises, Inc. and such enterprises since 1975. Mr. McBride served as a Director of Midlantic Corporation, Midlantic National Bank and various subsidiaries for thirteen years prior to their merger with PNC Bank in 1996. Prior to 1987, he was a partner in the law firm of Harwood Lloyd from 1981 to 1987, a partner in the law firm of Murphy, Ellis & McBride from 1977 to 1981, and an associate in the firm of Robinson, Wayne & Greenberg from 1973 to 1977, all located in New Jersey. He received B.A. and J.D. degrees from Georgetown University in 1969 and 1973, respectively. He remains Of Counsel to Harwood Lloyd and is a member of the bars of New Jersey and New York.

    MR. MULVIHILL was Chairman of the Board of Trustees from December 1993 until December 1997. Since 1990, Mr. Mulvihill has been actively investing in the Denver real estate market. In 1993, he formalized his activities with the formation of Black Creek Capital, LLC, a firm specializing in Denver real estate investment, including residential and commercial land development, tax exempt housing and golf course construction and ownership. From November 1992 to November 1993, he was Senior Vice President of Finance and Acquisitions at Jerry
J. Moore Investments, an owner and manager of shopping centers in Texas. From January 1992 to November 1992, Mr. Mulvihill was a Vice President of Chemical Bank's Real Estate Investment Banking Group, where he managed the Real Estate Owned Distribution Group. From 1986 to January 1992, Mr. Mulvihill was an officer of Manufacturers Hanover Trust Company's Real Estate Banking and Investment Banking Groups. Mr. Mulvihill graduated from Stanford University in 1986 with a B.A. in Political Science.

MEETINGS AND COMMITTEES OF THE BOARD OF TRUSTEES

    The Board of Trustees held a total of 15 meetings in 1998. Each trustee attended at least 75% of the aggregate of the total number of meetings held by the Board of Trustees and the total number of meetings held by all committees of the Board of Trustees on which he served other than Mr. Branson, who attended ten of the 15 Board of Trustees' meetings and both of the meetings of the Audit Committee (as defined below). The Board of Trustees has an Audit Committee (the "Audit Committee"), a Compensation Committee (the "Compensation Committee") and an Executive Committee (the "Executive Committee"). The Board of Trustees does not have a standing nominating committee.

    AUDIT COMMITTEE. The Audit Committee, currently comprised of Messrs. Platt and Galesi, makes recommendations to the Board of Trustees regarding the selection of independent auditors, reviews the results and scope of the audit and other services provided by the Company's independent auditors, reviews and evaluates the Company's internal accounting controls and performs such other functions as directed by the Board of Trustees . The Audit Committee met two times during 1998. Robert J. Branson and Mr. Galesi were members of the Audit Committee in 1998.

    COMPENSATION COMMITTEE. The Compensation Committee, currently comprised of Messrs. McBride and Mulvihill, administers the Company's share incentive plans, determines executive officer compensation and performs such other duties as from time to time are designated by the Board of Trustees. The Compensation Committee met three times in 1998. Timothy B. McBride and Mr. Mulvihill were members of the Compensation Committee in 1998.

    EXECUTIVE COMMITTEE. The Executive Committee, currently comprised of Messrs. Kelter, Lesser and McBride, (i) supervises and maintains the financial affairs of the Company, (ii) is authorized to enter into acquisitions, dispositions and development projects not exceeding $25 million per transaction, and to enter into financing arrangements not exceeding $18.75 million per transaction and (iii) performs such other duties as from time to time are designated by the Board of Trustees. The Executive Committee met eight times in 1998.

TRUSTEE COMPENSATION

    Trustees who are also employees of the Company receive no compensation for their service as trustees. The trustees who are not also employees of the Company (the "Outside Trustees") received $15,000 for serving as a trustee in 1998. Each Outside Trustee who served as a trustee for the entire year received 1,035 Common Shares in April 1999 in lieu of cash compensation. Messrs. Falcone and Galesi received only 377 and 676 Common Shares, respectively, which represented prorated compensation for the period of time each served as a trustee in 1998. The Common Shares were issued to the Outside Trustees at $14.50 per Common Share (the closing price of the Common Shares on December 11, 1998, the date the Board of Trustees approved the issuance of the Common Shares in lieu of the cash compensation).

    The Company reimburses the trustees for out of pocket expenses incurred in connection with their activities on behalf of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During 1998, the Compensation Committee consisted of Messrs. McBride and Mulvihill. Neither of them is currently an officer of the Company and, other than as described below, neither of them has any other business relationship or affiliation with the Company, except his service as a trustee. Mr. Mulvihill was Chairman of the Board of Trustees from December 1993 until December 1997.

    SPIN-OFF. As part of the Company's 1997 Reorganization, the Company organized and agreed to spin-off at a later date a subsidiary of the Company to enable Messrs. Mulvihill and Zucker to pursue real estate investment opportunities other than in the office and industrial sectors. The terms of the spin-off have not yet been determined.

    MANAGEMENT COMPANY. Through the Operating Partnership's 100% ownership of the preferred stock of Keystone Realty Services, Inc. (the "Management Company"), the Operating Partnership is entitled to receive 95% of the amounts paid as dividends by the Management Company. The remaining amounts paid as dividends by the Management Company are paid to the holders of common stock of the Management Company. To date, the Management Company has not declared or paid any dividends. McBride Hudson Bay, L.P. owns 30% of the common stock of the Management Company. The Operating Partnership, in the normal course of business, advances funds to the Management Company to fund working capital needs. The Operating Partnership has a management agreement with the Management Company for property management and leasing services. Under the terms of this management agreement, the Management Company receives a management fee based upon a percentage of rent for all properties it manages. In 1998, the Management Company received $1,119,000 in management fees from the Company. In addition, the Management Company is reimbursed for the salaries of certain employees involved in management and operations of the Company's properties and earns leasing commissions on leases brokered by its employees. In 1998, the Management Company received $294,000 in such reimbursements and $84,000 in leasing commissions. The Company believes that the management fee paid to the Management Company is based upon competitive rates.

                                  PROPOSAL TWO
                            SHARE ISSUANCE PROPOSAL

    On September 27, 1999, we consummated our acquisition of Reckson Morris Operating Partnership, L.P. ("RMOP") from Reckson Morris Industrial Trust, Reckson Morris Industrial Interim GP, LLC, Reckson Operating Partnership, L.P., Robert Morris, Joseph D. Morris and certain of their related entities (collectively, the "Contributors") pursuant to a Contribution and Exchange Agreement (the "Contribution Agreement"), dated as of August 6, 1999. Pursuant to the Contribution Agreement, entities owning 28 "big box" industrial facilities will be contributed in three stages to the Company in exchange for approximately $300,000,000 in a combination of Common Shares and Series B Preferred Shares, Series C Preferred Units, the assumption of mortgage indebtedness and cash (the "Reckson/Morris Transaction").

    In the first stage, we acquired RMOP, which owns 22 warehouses comprising approximately 3.9 million square feet and 105 acres of land, which will accommodate an additional 1.5 million square feet of development. The total consideration for this stage was approximately $205 million, including closing costs, consisting of the issuance to the Contributors of 103,878 Common Shares,
1.6 million Series B Preferred Shares, 1,434,136 Series C Preferred Units, the assumption of approximately $16.4 million in assumed mortgage indebtedness and approximately $105.5 million in cash. We financed the cash portion of the consideration through approximately $98 million of mortgage financing and from part of the proceeds of a private placement of 800,000 shares of our Series C Convertible Preferred Stock, par value $.001 per share (the "Series C Preferred Shares") to three institutional investors.

    In the second and third stages, we will acquire entities each owning three buildings containing 1.1 million square feet for a total of six buildings aggregating 2.2 million square feet. The second and third stages are expected to close early next year for a total consideration of approximately $50 million and $48 million, respectively.

    Neither Joseph D. Morris (a trustee nominee and a Contributor) nor Scott H. Rechler (a trustee nominee and the President of Reckson Associates Realty Corp., the general partner of a Contributor) were affiliated with the Company or the Operating Partnership prior to the Reckson/Morris Transaction. We based our determination of the purchase price on the expected cash flow, physical condition, location, competitive advantages, existing tenancies and opportunities to retain and attract additional tenants. We arrived at the purchase price through arm's length negotiation with the Contributors. Each of Joseph D. Morris and Scott H. Rechler were appointed to our Board of Trustees on September 27, 1999, concurrently with the closing of the first stage of the Reckson/Morris Transaction.

    Pursuant to the terms of our Declaration of Trust, Contributors who receive Series B Preferred Shares may exercise their right, at their option, at any time and from time to time, to convert such shares into the number of Common Shares obtained by dividing the aggregate liquidation preference of such Series B Preferred Shares (which is $25.00) by a conversion price of $16.00. The conversion price is subject to adjustment upon certain events such as a combination or subdivision of our Common Shares or any action affecting our Common Shares that in the opinion of our Board of Trustees would materially adversely affect the conversion rights of the holders of Series B Preferred Shares. If all of the Series B Preferred Shares to be issued pursuant to the Reckson/Morris Transaction were converted into Common Shares, such holders would currently receive approximately 2.5 million Common Shares.

    Pursuant to the Operating Partnership's partnership agreement, as amended from time to time (the "Partnership Agreement"), Contributors who receive
Series C Preferred Units may exercise their right, at their option, at any time and from time to time, to convert such units into (a) at the election of the holder, (1) the number of our common shares obtained by dividing the liquidation preference (which is $25.00 per unit) by the conversion price (which is $16.00 per unit) or (2) the number of our Series B Preferred Shares identical to the number of Series C Preferred Units being converted; or if the Operating Partnership elects to give cash instead of our Common Shares or Series B Preferred Shares, (b) the amount of cash obtained by multiplying the current market price per Common Share by a fraction, the numerator of which is the liquidation preference and the denominator of which is the conversion price. The conversion price is subject to adjustment upon certain events such as a combination or subdivision of our Common Shares or any action affecting our Common Shares that in our opinion would materially adversely affect the conversion rights of the holders of Series C Preferred Units. If all of the Series C Preferred Units to be issued pursuant to the Reckson/Morris Transaction were converted into Common Shares and we chose to deliver shares instead of cash, such holders would currently receive approximately 3.9 million Common Shares. If all of the Series C Preferred Units to be issued pursuant to the Reckson/Morris Transaction were converted into Series B Preferred Shares and we chose to deliver shares instead of cash, such holders would currently receive approximately 2.5 million Series B Preferred Shares. Such numbers could be higher or lower in the future if an extraordinary event as described above were to occur.

    The rules of the American Stock Exchange, upon which the Common Shares are listed for trading, require shareholder approval for the issuance of Common Shares (or securities convertible into Common Shares) in connection with an acquisition of the stock or assets of another company, if such issuance could result in an increase in outstanding Common Shares of 20% or more. If the Contributors convert all of the Series B Preferred Shares and Series C Preferred Units to be issued in the Reckson/Morris Transaction into Common Shares, the securities issued by us and the Operating Partnership pursuant to the Reckson/ Morris Transaction would result in an increase of outstanding Common Shares of approximately 87% (as adjusted if an extraordinary event as described above were to occur). As a result, the Series B Preferred Shares and Series C Preferred Units received by the parties in the Reckson/Morris Transaction may not be converted into our Common Shares to the extent that the Common Shares they would receive upon the conversion combined with our Common Shares they receive in the transaction, could result in an increase in outstanding Common Shares of more than 19.9% of the total number of our issued and outstanding Common Shares unless approved by our shareholders prior to any conversion. We have agreed that if our shareholders fail to approve such issuance within one year from the date the Series B Preferred Shares were received and two years from the date the Series C Preferred Units were received, each holder of Series B Preferred Shares or Series C Preferred Units, as the case may be, received by the parties in the Reckson/Morris Transaction will be entitled to redeem for cash, at the applicable redemption price, all Series B Preferred Shares or Series C Preferred Units, as the case may be, that may not be converted into our Common Shares without violating this rule. Additionally, we agreed in the Reckson/Morris Transaction to grant the parties a similar redemption right if we fail to file a proxy statement with the Securities and Exchange Commission within six months of the closing of the first stage of the Reckson/Morris Transaction (which was September 27, 1999) and hold a meeting of our shareholders within one year of the closing of the first stage of the Reckson/Morris Transaction.

    THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR APPROVAL OF THE SHARE ISSUANCE PROPOSAL.

                       EXECUTIVE OFFICERS OF THE COMPANY

    The following table sets forth certain information regarding named executive officers and other executives of the Company.

NAME                                          AGE                       POSITION
----                                        --------   ------------------------------------------
David F. McBride(1) (2)...................     52      Chairman
Jeffrey E. Kelter(1) (2)..................     45      President and Chief Executive Officer
Timothy A. Peterson(2)....................     34      Executive Vice President;
                                                         Chief Financial Officer; Secretary
Stephen J. Butte(2).......................     39      Senior Vice President;
                                                       Chief Investment Officer
John B. Begier............................     34      Senior Vice President--Acquisitions
                                                       Senior Vice President--Marketing and
Charles C. Lee............................     36      Leasing
Francis K. Ryan...........................     39      Senior Vice President--Property Operations
Timothy E. McKenna(2).....................     36      Senior Vice President--Finance; Treasurer
Jennifer A. Pancoast......................     36      Vice President--Leasing
Jeffrey D. Anderson.......................     46      Vice President--Operations

------------------------

(1) Denotes a member of the Board of Trustees. See "Election of Trustees Proposal" for additional information.

(2) Denotes a named executive officer of the Company.

    MR. PETERSON has served as Chief Financial Officer of the Company since August 1998 and as Secretary since December 1998. He was promoted to Executive Vice president in April 1999. Prior to joining the Company in 1998, Mr. Peterson held a variety of positions with Post Properties, Inc. including, most recently, Executive Vice President, Finance. While at Post Properties, Inc., which he joined in 1989, Mr. Peterson managed all capital markets activities, maintained all rating agency relationships and oversaw accounting, budgeting and financial reporting functions. Mr. Peterson is a Certified Public Accountant, is a member of the National Association of Real Estate Investment Trusts and currently serves as Co-Chairman of its Accounting Committee and Adjunct member of the Best Financial Practices Task Force. He is a member of the Tax Policy Advisory Board of the National Realty Committee and the University of Florida Real Estate Advisory Board.

    MR. BUTTE has served as Senior Vice President and Chief Investment Officer of the Company with primary responsibility for acquisition due diligence and financing since December 1997. From 1988 to December 1997, Mr. Butte worked at Penn Square Properties, Inc. Prior to joining Penn Square Properties, Inc., he spent five years in public accounting as a manager in the audit department of Asher & Company, specializing in providing financial and accounting services to companies in the real estate industry. Mr. Butte is a Certified Public Accountant.

    MR. BEGIER has served as Senior Vice President of the Company since
December 1997 with primary responsibility for the Company's acquisition activities. Mr. Begier joined Penn Square Properties, Inc. in 1995 and worked there until December 1997. Prior to working for Penn Square Properties, Inc., he worked for eight years as a real estate broker with the Pennsylvania office of Cushman & Wakefield where he was responsible for leasing, sales and acquisition of commercial and industrial properties.

    MR. LEE has served as Senior Vice President of the Company since March 1998 with primary responsibility for the Company's leasing and marketing activities. From September 1997 until March 1998, he was the regional leasing director for the Philadelphia region of Equity Office Properties. Mr. Lee was with Penn Square Properties, Inc. from 1987 to September 1997 where he was responsible for leasing and marketing activities for various commercial properties. Prior to working for Penn Square Properties, Inc.

he was an Assistant Portfolio Manager in the Private Banking Division of the Boston Safe Deposit and Trust Company.

    MR. RYAN has served as Senior Vice President of the Company since
December 1997 with primary responsibility for the Company's property operations and management activities. Mr. Ryan worked at Penn Square Properties, Inc. from 1991 to December 1997 where he was responsible for the management of various commercial offices and industrial properties. Prior to working for Penn Square Properties, Inc. Mr. Ryan worked for four years as a senior property manager for Cushman & Wakefield's Pennsylvania office and as a project manager for American Building Maintenance from 1984 through 1986. Mr. Ryan is certified as a Real Property Administrator by the Building Owners and Managers Association.

    MR. MCKENNA has served as Vice President and Treasurer of the Company since January 1998. He was promoted to Senior Vice President in May 1999. Mr. McKenna was previously employed as a Senior Manager in the Real Estate Services Group of Arthur Andersen LLP's Philadelphia office. He has over 12 years experience providing consulting and accounting services to publicly and privately-owned real estate companies; over 11 years of his experience was obtained as an employee of Arthur Andersen LLP. Mr. McKenna is a Certified Public Accountant.

    MS. PANCOAST has served as Vice President of the Company since December 1997 with responsibility for the Company's leasing activities related to office properties. Prior to rejoining Penn Square Properties, Inc. in October 1995, she spent two years with Bell Atlantic Properties, the real estate subsidiary of Bell Atlantic, where she was director of property management for over 600,000 square feet of properties located in the Philadelphia region. From September 1990 until September 1993 she was responsible for leasing over 600,000 square feet of office properties located in Philadelphia for Penn Square Properties, Inc. From September 1986 until September 1990, she worked as a real estate broker for The Flynn Company, a manager and developer of office and industrial properties in the Philadelphia region.

    MR. ANDERSON has served as Vice President of the Company since August 1998 with primary responsibility for the operations and management of the properties located in New York State. Mr. Anderson was previously employed by Pioneer Management Services Company, an affiliate of Pioneer Development, LLC since March 1996 as director of property management where he managed over five million square feet of office and retail properties located in the northeastern region of the United States. From March 1993 until March 1996, he was vice president of property management for United Properties, Inc., a developer and manager of commercial properties located in Minneapolis, Minnesota. Prior to March 1993, he was director of property management for the Trammell Crow Company's Milwaukee, Wisconsin office for three years and managed over six million square feet of office and industrial properties. He has over twenty years of property management experience.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

    The following table sets forth, for the three years ended December 31, 1998, the compensation earned by or paid to each of the Company's chief executive officers who served in such capacity during such fiscal year, as well as the four (4) most highly compensated executive officers of the Company serving as an executive officer of the Company on December 31, 1998.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM
                                                                                     COMPENSATION
                                                  ANNUAL COMPENSATION                   AWARDS
                                           ----------------------------------   -----------------------
                                                                                RESTRICTED   SECURITIES
           NAME AND                                              OTHER ANNUAL     SHARE      UNDERLYING    ALL OTHER
    PRINCIPAL POSITION(1)         YEAR      SALARY     BONUS     COMPENSATION   AWARDS(2)    OPTIONS(#)   COMPENSATION
------------------------------  --------   --------   --------   ------------   ----------   ----------   ------------
Jeffrey E. Kelter.............    1998     $200,000     $ --       $  9,600(3)     7,586           --         $ --
  President and Chief             1997     $  7,692     $ --       $     --           --           --         $ --
  Executive Officer(1)            1996     $     --     $ --       $     --           --           --         $ --

David F. McBride..............    1998     $200,000     $ --       $  9,600(3)     3,793           --         $ --
  Chairman(1)                     1997     $235,000     $ --       $     --           --           --         $ --
                                  1996     $     --     $ --       $     --           --           --         $ --

John B. Begier................    1998     $125,000     $ --       $205,257(4)     7,112      102,500         $ --
  Senior Vice President(5)        1997     $  1,538     $ --       $     --           --           --         $ --
                                  1996     $     --     $ --       $     --           --           --         $ --

Charles C. Lee................    1998     $125,000     $ --       $126,486(6)     3,793       87,500         $ --
  Senior Vice President           1997     $     --     $ --       $     --           --           --         $ --
                                  1996     $     --     $ --       $     --           --           --         $ --

Stephen J. Butte..............    1998     $125,000     $ --       $  5,000(7)     3,793       87,500         $ --
  Senior Vice President(5)        1997     $  4,038     $ --       $     --           --           --         $ --
                                  1996     $     --     $ --       $     --           --           --         $ --

------------------------

(1) Mr. Kelter and Mr. McBride became executive officers of the Company on December 12, 1997 as part of the 1997 Reorganization. Mr. Kelter was named as Chief Executive Officer in December 1998.

(2) Restricted share awards were granted on December 11, 1998 at $14.50 per share. These awards vest over a two-year period from the grant date.

(3) Consists of automobile allowance paid to these executives in 1998.

(4) Comprised of (i) $200,257 paid for leasing and property brokerage services provided by Mr. Begier to the Management Company, and (ii) $5,000 automobile allowance. Does not include $567,900 paid by the Management Company to Mr. Begier in 1998 for commissions earned by Mr. Begier as an employee of Penn Square Properties, Inc. prior to becoming an executive officer of the Company as part of the 1997 Reorganization.

(5) Mr. Begier and Mr. Butte became executive officers of the Company on December 12, 1997 as part of the 1997 Reorganization.

(6) Comprised of (i) $121,486 paid for leasing and brokerage services provided by Mr. Lee to the Management Company and (ii) $5,000 automobile allowance.

(7) Mr. Butte received a $5,000 automobile allowance. Does not include $86,930 paid by the Management Company to Mr. Butte in 1998 for commissions earned by Mr. Butte as an employee of Penn Square

    Properties, Inc. prior to becoming an executive officer of the Company as part of the 1997 Reorganization.

OPTION GRANTS IN YEAR ENDED DECEMBER 31, 1998

    The following table provides information with respect to the above named executive officers regarding options or share appreciation rights ("SARs") granted to such persons during the Company's year ended December 31, 1998. No SARs were granted in 1998. Options granted in 1998 vest over either a two, three or five year period and have an exercise price equal to the market price on the date of the grant.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR
                              (INDIVIDUAL GRANTS)

                                                                                               POTENTIAL REALIZABLE
                                          PERCENT OF                                                  VALUES
                                             TOTAL                                               AT ASSUMED ANNUAL
                             NUMBER OF     OPTIONS/                                                   RATE OF
                             SECURITIES      SARS                                                   SHARE PRICE
                             UNDERLYING   GRANTED TO                                               APPRECIATION
                              OPTIONS/     EMPLOYEES    EXERCISE OR    VESTING                    FOR OPTION TERM
                                SARS          IN        BASE PRICE    PERIOD IN   EXPIRATION   ---------------------
NAME                          GRANTED     FISCAL YEAR    PER SHARE      YEARS        DATE         5%         10%
----                         ----------   -----------   -----------   ---------   ----------   --------   ----------
David F. McBride...........        --          --                         --             --          --           --
Jeffrey E. Kelter..........        --          --                         --             --          --           --
John B. Beiger.............    37,500         6.2%        $16.50        5(1)         1/9/08    $389,129   $  986,128
                               65,000        10.8%        $14.50        3(2)       12/11/08    $592,733   $1,502,102
Charles C. Lee.............    37,500         6.2%        $16.50        5(1)         1/9/08    $389,129   $  989,128
                               50,000         8.3%        $14.50        3(2)       12/11/08    $455,949   $1,155,463
Stephen J. Butte...........    37,500         6.2%        $16.50        5(1)         1/9/08    $389,129   $  986,128
                               50,000         8.3%        $14.50        3(2)       12/11/08    $455,949   $1,155,463

------------------------

(1) These options vest on the following schedule:

Year 1 through Year 2.......................................      0%
Year 3......................................................     20%
Year 4......................................................     40%
Year 5......................................................     40%

(2) These options vest one-third each year over a three-year period.

    During the year ended December 31, 1998, none of the executive officers exercised any options or SARs.

EMPLOYMENT AGREEMENTS

    On December 12, 1997, the Company entered into employment agreements with each of David F. McBride and Jeffrey E. Kelter to serve as the Chairman and President of the Company, respectively. The initial term of each such agreement is for three years with successive one-year renewal terms thereafter until terminated. Each agreement provides for an annual base salary of $200,000 together with such additional compensation as may be awarded from time to time by the Board of Trustees and further provides that each of Messrs. McBride and Kelter shall devote substantially all of their working time to the Company's business activities. In February 1999, the Compensation Committee approved an increase in Mr. Kelter's annual compensation to $250,000. In the event of the death, disability or termination of the employment without cause or the involuntary termination of such executive's employment, the executive is entitled to receive a lump sum payment equal to the executive's base salary plus the prior year's bonus times the longer of one year or the remainder of the term of the employment agreement. Each agreement also restricts such executive from engaging in activities in competition with the Company in the ownership, development, construction, management or operation of office or industrial properties (except that David F. McBride may continue to be a director of certain McBride-family real estate related companies) during his term of employment and during the period during which he serves as a trustee of the Company and ending one year after the later of the termination of his employment and the date he ceases to be a trustee of the Company.

    On August 15, 1998, the Company entered into an employment agreement with Timothy A. Peterson to serve as the Senior Vice President and Chief Financial Officer of the Company for an initial term of two years with successive one-year renewal terms thereafter until terminated. The agreement provides for an annual base salary of $200,000 together with such additional compensation as may be awarded from time to time by the Board of Trustees, including a minimum bonus of $100,000 in the second year of the term, and further provides that Mr. Peterson receive options with respect to 50,000 of Common Shares. Under the agreement, the Company has loaned $392,600 to Mr. Peterson on an interest-free, recourse basis to enable him to purchase 25,000 Common Shares of which, $33,333.33 will be forgiven on each of the first three anniversaries of his employment, if he is employed by the Company on such date. As of the first anniversary of his employment in August 1999 $33,333.33 of the $392,600 loaned to Mr. Peterson was forgiven. The Company has also agreed to reimburse Mr. Peterson for certain costs he incurred in connection with his relocation. In the event of the death or disability of Mr. Peterson, the options initially granted to him under the employment agreement would become immediately vested. In the event of a termination of Mr. Peterson's employment without cause or for good reason or an involuntary termination of such employment, Mr. Peterson is entitled to receive a lump sum payment equal to his base salary plus the prior year's bonus, or, if greater, $100,000. In addition, upon such a termination, the options initially granted under the agreement become immediately vested and $300,000 of the loan made, to Mr. Peterson by the Company to permit his purchase of Company shares will be forgiven. The agreement provides that, in the event that Mr. Peterson's employment with the Company terminates for any reason other than death, disability or cause within the one-year period to follow a change in control (as defined in the agreement) of the Company, Mr. Peterson is entitled to receive a lump sum equal to two times the sum of his base salary and the prior year's bonus, all outstanding unvested options held by Mr. Peterson will become vested and exercisable, and the loan described above will be forgiven. The agreement also restricts Mr. Peterson from engaging in activities in competition with the Company in the ownership, development, construction, management or operation of office or industrial properties during his term of employment and during the period during which he serves as a trustee of the Company and ending one year after the later of the termination of his employment and the date he ceases to be a trustee of the Company.

                             PRINCIPAL SHAREHOLDERS

    The following table sets forth, as of November 13, 1999, information with respect to each person (including any "group" as that term is used in Section 13(d)(3) of the Exchange Act of 1934, as amended) who is known to the Company to be the beneficial owner of more than 5% of the Company's Common Shares as well as Common Shares beneficially owned by all trustees and executive officers of the Company and all trustees and executive officers of the Company as a group. The table also includes the number of OP Units owned, as of November 13, 1999, by such persons. As of November 13, 1999 the Company had 8,292,718 Common Shares outstanding, not including 7,033,039 shares reserved for issuance upon conversion of OP Units, 454,545 shares reserved for issuance upon conversion of Series B convertible Preferred Units, 2,240,838 shares reserved for issuance upon conversion of Series C Convertible Preferred Units, 682,939 shares reserved for issuance upon conversion of Series D Convertible Preferred Units, 1,212,121 shares reserved for issuance upon conversion of Series A Convertible Preferred Stock, par value $.001 per share (the "Series A Preferred Shares") 2.5 million shares reserved for issuance upon conversion of the Series B Preferred Shares, 1,269,841 shares reserved for issuance upon conversion of Series C Preferred Shares, and 1,282,550 shares reserved for issuance upon conversion of OP Unit and Common Share warrants, and other outstanding options.

                                                                 AMOUNT AND
              NAME AND ADDRESS OF BENEFICIAL                      NATURE OF        PERCENT OF
                HOLDER OR IDENTITY OF GROUP                  BENEFICIAL OWNER(1)     CLASS      OWNERSHIP OF OP UNITS
-----------------------------------------------------------  -------------------   ----------   ---------------------
Jeffrey E. Kelter..........................................       1,307,429(2)        8.78%             613,636(2)
  c/o Keystone Property Trust
  200 Four Falls Corporate Center, Suite 208
  West Conshohocken, PA 19428

James R. Mulvihill.........................................         363,612(3)        2.54%             216,402(3)
  5700 Piedmont
  Cherry Hills Village, CO 80111

David H. Lesser............................................       1,948,354(4)       13.09%             181,818(4)
  c/o Hudson Bay Partners II, L.P.
  237 Park Avenue, Suite 900
  New York, NY 10017

David F. McBride...........................................         435,189(5)        2.92%             299,442(5)
  c/o Keystone Property Trust
  200 Four Falls Corporate Center, Suite 208
  West Conshohocken, PA 19428

Francesco Galesi...........................................         899,437(6)        6.04%             829,795(6)
  c/o Galesi Management Corporation
  100 State Street
  Albany, NY 12207-1800

Michael J. Falcone.........................................         123,325(7)           *              233,280(8)
  c/o Pioneer Development Company
  250 South Clinton Street
  Syracuse, NY 13202-1258

Timothy A. Peterson........................................          28,793              *                    0
  c/o Keystone Property Trust
  200 Four Falls Corporate Center, Suite 208
  West Conshohocken, PA 19428

Reckson Morris Industrial Trust............................       2,603,878(9)       17.49%                   0
  225 Broadhollow Road
  Melville, New York 11747

                                                                 AMOUNT AND
              NAME AND ADDRESS OF BENEFICIAL                      NATURE OF        PERCENT OF
                HOLDER OR IDENTITY OF GROUP                  BENEFICIAL OWNER(1)     CLASS      OWNERSHIP OF OP UNITS
-----------------------------------------------------------  -------------------   ----------   ---------------------
Scott H. Rechler...........................................       2,603,878(9)       17.49%                   0
  c/o Reckson Associates Realty Corp.
  225 Broad Hollow Road
  Melville, New York 11747

Joseph D. Morris...........................................               0              0%             655,108(10)
  c/o the Morris Companies
  535 Secaucus Road
  Secaucus, NJ 07094

Stephen J. Butte...........................................          15,293              *                    0
  c/o Keystone Property Trust
  200 Four Falls Corporate Center, Suite 208
  West Conshohocken, PA 19428

Timothy E. McKenna.........................................           6,138              *                    0
  c/o Keystone Property Trust
  200 Four Falls Corporate Center, Suite 208
  West Conshohocken, PA 19428

Hudson Bay Partners II, L.P................................       1,936,363(4)       13.01%             181,818(4)
  237 Park Avenue, Suite 900
  New York, NY 10017

CRA Real Estate Securities, L.P............................         692,296(11)       4.65%                   0
  259 Radnor-Chester Road--Suite 200
  Radnor, PA 19087

New York State Common Retirement Fund......................         720,743           4.84%                   0
  633 Third Avenue, 31st Floor
  New York, NY 10017

AEW Targeted Securities Fund, L.P..........................       1,529,580(12)      10.28%                   0
  225 Franklin Street
  Boston, MA 02109
  Attn: AEW TSF, L.L.C.

All Officers and Trustees as a group.......................       7,731,448          51.94%           3,029,481

------------------------------

*   Less than 1%.

(1) Includes shares issuable on exercise of the conversion right set forth in the Partnership Agreement (the "Conversion Right") if such right is exercisable within 60 days of October 13, 1999.

(2) Includes 613,636 Common Shares issuable on exercise of the Conversion Right; which number includes a warrant to purchase 250,000 OP Units held by Mr. Kelter.

(3) Includes 76,389 OP Units and 190 shares held by Mr. Mulvihill's wife, as to which Mr. Mulvihill disclaims any beneficial interest. Includes 128,456 and 2,194 OP Units held by Mr. Mulvihill's parents and siblings, respectively, and 57,359 shares directly and indirectly owned by Mr. Mulvihill's parents, as to which Mr. Mulvihill disclaims any beneficial interest.

(4) Includes 300,000 Common Shares issuable to Hudson Bay Partners II, L.P. ("Hudson Bay") upon exercise of a share purchase warrant at an exercise price of $11.00 per share, which expires on December 12, 2004. In connection with an agreement between Hudson Bay and us, pursuant to which Hudson Bay will purchase additional Common Shares, the Operating Partnership has agreed to exchange the stock purchase warrant for 125,103 OP Units. Mr. Lesser is President, sole director and sole shareholder of Hudson Bay Partners, Inc., the general partner of Hudson Bay, and, as a result of such affiliation, may be deemed to have shared voting and dispositive power over the 1,754,545 Common Shares owned by Hudson Bay Partners; however, Mr. Lesser expressly disclaims beneficial ownership of any Common Shares not directly owned by him. Also includes 181,818 Common Shares issuable on exercise of the Conversion Right with respect to OP Units beneficially owned by Hudson Bay through a limited partnership interest in McBride Hudson Bay, L.P.

(5) Includes 1,031 Common Shares owned by a limited liability corporation in which Mr. McBride has an ownership interest and 101 Common Shares owned by a trust, in the name of Mr. McBride's deceased father, for which Mr. McBride is a trustee. Also includes a warrant to purchase 125,000 OP Units held by Mr. McBride. Also includes 299,442 Common Shares issuable on exercise of the Conversion Right with respect to 294,572 OP Units beneficially owned through a limited partnership interest in McBride Hudson Bay, L.P. and 4,870 OP Units owned by a trust, in the name of Mr. McBride's deceased father, for which Mr. McBride is the sole trustee.

(6) Includes 829,795 Common Shares issuable upon exercise of the Conversion Right on such OP Units. All of Mr. Galesi's ownership, except for 69,642 Common Shares, is held through various corporations in which Mr. Galesi owns a controlling ownership interest.

(7) Includes 122,948 Common Shares issuable upon conversion of 115,447 OP Units owned by Mr. Falcone, and 5,391 OP Units beneficially owned through a limited partnership interest in Pioneer Partners I, L.P.

(8) Includes 108,222 Series D Convertible Preferred Units (the "Series D Preferred Units") owned by Mr. Falcone, and 2,110 Series D Preferred Units beneficially owned through a limited partnership interest in Pioneer Partners I, L.P. The Series D Preferred Units have a conversion price of $16.50 and are not convertible until January 21, 2000.

(9) Includes 103,878 Common Shares and 2.5 million Common Shares issuable upon conversion of 1.6 million Series B Preferred Shares issued to Reckson Morris Industrial Trust. Mr. Rechler is an executive officer of Reckson Morris Industrial Trust, and, as a result of such affiliation, may be deemed to have shared voting power and dispositive power over any Common Shares or the Series B Preferred Shares; however, Mr. Rechler expressly disclaims beneficial ownership of any Common Shares or any Series B Preferred Shares not directly owned by him. The Series B Preferred Shares have a conversion price of $16.00.

(10) Includes 190 Series C Preferred Units owned indirectly by Mr. Morris through a limited partnership in which Mr. Morris has an ownership interest. The Series C Preferred Units are not convertible until September 27, 2001.

(11) These Common Shares are beneficially owned by accounts managed by CRA Real Estate Securities, L.P. and CRA Real Estate Securities, L.P. expressly disclaims beneficial ownership of any Common Shares not directly owned by it.

(12) Includes 1,212,120 Common Shares issuable upon conversion of 800,000
    Series A Preferred Shares and 317,460 Common Shares issuable upon conversion of 200,000 Series C Preferred Shares which are beneficially owned by accounts managed by AEW Targeted Securities Fund, L.P. AEW Targeted Securities Fund, L.P. expressly disclaims beneficial ownership of any Common Shares or Preferred Shares not directly owned by it. The Series A Preferred Shares are convertible at $16.50 per share and the Series C Preferred Shares are convertible at $15.75 per share.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    ISSUANCE OF COMMON SHARES TO CERTAIN TRUSTEES AND MAJOR SHAREHOLDERS. We have agreed to sell 1,379,310 Common Shares directly to Jeffrey E. Kelter, Hudson Bay, Michael J. Falcone, David F. McBride, Francesco Galesi, James Mulvihill, Russell C. Platt, MS Special Funds PTE, Ltd. and MS Realty Special Situations, Inc. at a purchase price of $14.50 per share. The market price of the Common Shares was $14.50 on August 3, 1999, the date the Board of Trustees approved the issuance of the Common Shares (based upon the closing price on the day prior to the meeting of the Trustees). Messrs. Kelter, Falcone, McBride, Galesi, Mulvihill and Platt are members of our Board of Trustees; Mr. Kelter is the President and Chief Executive Officer of the Company; and Mr. McBride is the Chairman of the Company. Hudson Bay is a beneficial owner of more than 5% of our Common Shares (a "5% Holder")). Mr. Lesser, a member of our Board of Trustees, is the President, sole director and sole shareholder of Hudson Bay Partners, Inc., the general partner of Hudson Bay. The issuance of the Common Shares will be registered under our shelf registration statement on Form S-3 filed with the Securities and Exchange Commission on July 10, 1998. In connection with the issuance of Common Shares, it is anticipated that our Operating Partnership will also issue to Hudson Bay and Messrs. Kelter and McBride approximately 278,034 units of limited partnership interest in our Operating Partnership ("OP Units") in exchange for certain warrants to acquire 300,000 Common Shares and the cancellation of certain warrants to acquire 375,000 OP Units at an exercise price of $11 per share or unit, which are currently held by Hudson Bay and Messrs. Kelter and McBride. We have also agreed to grant the purchasers certain registration rights. In addition, it is contemplated that we will amend the Stock Purchase Agreement dated as of August 20, 1997 between us and Hudson Bay Partners, L.P. in order to remove the transfer restrictions imposed by us on the Common Shares acquired by Hudson Bay Partners, L.P. on December 12, 1997. On October 12, 1999 the Company issued and sold 68,966 of these Common Shares to Mr. Galesi (the "Galesi Issuance") and on October 29, 1999, the Company issued and sold 586,207 of these Common Shares to Mr. Kelter, 24,271 of these Common Shares to MS Special Funds Pte Ltd. and 8,149 of these Common Shares to Morgan Stanley Real Estate Special Situations, Inc. (the "Kelter/Morgan Stanley Issuance").

    RECKSON/MORRIS TRANSACTION. On September 27, 1999, we consummated our acquisition of RMOP from the Contributors pursuant to the Contribution Agreement. Pursuant to the Contribution Agreement, entities owning 28 "big box" industrial facilities will be contributed in three stages to the Company in exchange for approximately $300,000,000 in a combination of Common Shares and Series B Preferred Shares, Series C Preferred Units, the assumption of mortgage indebtedness and cash.

    In the first stage, we acquired RMOP, which owns 22 warehouses comprising approximately 3.9 million square feet and 105 acres of land, which will accommodate an additional 1.5 million square feet of development. The total consideration for this stage was approximately $205 million, including closing costs, consisting of the issuance to the Contributors of 103,878 Common Shares,
1.6 million Series B Preferred Shares, 1,434,136 Series C Preferred Units, the assumption of approximately $16.4 million in assumed mortgage indebtedness and approximately $105.5 million in cash. We financed the cash portion of the consideration through approximately $98 million of mortgage financing and from part of the proceeds of a private placement of 800,000 Series C Preferred Shares to three institutional investors. In the second and third stages, we will acquire entities each owning three buildings containing 1.1 million square feet for a total of six buildings aggregating 2.2 million square feet. The second and third stages are expected to close early next year for a total consideration of approximately $50 million and $48 million, respectively.

    Neither Joseph D. Morris (a trustee nominee and a Contributor) nor Scott H. Rechler (a trustee nominee and the President of Reckson Associates Realty Corp., the general partner of a Contributor) were affiliated with the Company or the Operating Partnership prior to the Reckson/Morris Transaction. We based our determination of the purchase price on the expected cash flow, physical condition, location, competitive advantages, existing tenancies and opportunities to retain and attract additional tenants. We arrived at the purchase price through arm's length negotiation with the Contributors. Each of Joseph D.

Morris and Scott H. Rechler were appointed to our Board of Trustees on September 27, 1999, concurrently with the closing of the first stage of the Reckson/Morris Transaction.

    ISSUANCE OF SERIES C PREFERRED SHARES. On September 27, 1999, we sold in a private placement 800,000 of our Series C Preferred Shares to three institutional investors, including 200,000 Series C Preferred Shares to AEW Targeted Securities, L.P., (a 5% Holder) at $25 per share. The Series C Preferred Shares are convertible into Common Shares at $15.75 per share. The market price of the Common Shares on September 27, 1999 was $14.25 per share (based upon the closing price on September 24, 1999). The purchase price and terms of the Series C Preferred Shares were determined through arm's length negotiation between the Company and the purchasers. The purchasers have the right to approve the issuance by the Company of any shares senior to or on parity with the Series C Preferred Shares. The Company granted certain registration rights to the purchasers.

    ISSUANCE OF OP UNITS AND SERIES D PREFERRED UNITS. On July 21, 1999, the Operating Partnership acquired an office property ("One Park Place"), located in Syracuse, New York and containing approximately 300,000 leasable square feet, for approximately $22.6 million, including the issuance of 450,700 Series D Preferred Units and the assumption of $11.2 million in debt, from One Park Place Associates. Michael J. Falcone, a trustee of the Company, had a 24.4% interest in One Park Place Associates on the date we acquired One Park Place.

    At the 1998 Annual Meeting, the shareholders approved the issuance of OP Units in exchange for a portfolio of properties owned by Mr. Falcone (a trustee of the Company) and certain of his affiliates (the "Falcone Group"). On
August 19, 1998, the Company, through the Operating Partnership, acquired a portfolio of 11 office properties and one industrial property (the "Pioneer Portfolio") from the Falcone Group. The purchase price of the Pioneer Portfolio, including closing costs, was approximately $87.6 million and was funded through the assumption of approximately $5.5 million in debt, $51.0 million from the Company's senior secured revolving credit facility, the issuance of the OP Units and the issuance of 720,743 Common Shares for an aggregate purchase price of $11.4 million to the New York State Common Retirement Fund as a partial repayment of certain indebtedness encumbering certain properties in the Pioneer Portfolio. In addition, the Company agreed to purchase three other properties (including One Park Place) and was granted the option to purchase two other properties (collectively, the "Additional Properties"). After the closing of the Pioneer Portfolio, the Company and the Falcone Group agreed that the only Additional Property that the Company would only acquire would be One Park Place. The consideration payable by the Company for One Park Place was also changed from (a) $8.7 million in cash, the assumption of $11.2 million in debt and the issuance of $2.7 million in OP Units to (b) the assumption of $11.2 million in debt and the issuance of 450,700 Series D Preferred Units (with a liquidation value of approximately $11.3 million).

    Neither the Falcone Group nor Michael J. Falcone were affiliated with the Company or the Operating Partnership prior to the acquisition of the Pioneer Portfolio. Michael J. Falcone became a trustee of the Company as part of the closing of the Pioneer Portfolio. The Company based its determination of the purchase price of the Pioneer Portfolio and One Park Place on the expected cash flow, physical condition, location, competitive advantages, existing tenancies and opportunities to retain and attract additional tenants. The purchase price for the Pioneer Portfolio and the Additional Properties was determined by arm's length negotiation between the Company and the Falcone Group. The purchase price for One Park Place was determined by arm's length negotiation between the Company and American General which owned a 50% interest in One Park Place and was not affiliated with Mr. Falcone. The Series D Preferred Units were issued at an agreed upon value of $16.50 (on an as-converted basis). At the time the OP units and the Series D Preferred Units were issued, the market value of the Common Shares (based on the prior day's closing price of the Common Shares) was $15.875 and $15.6875, respectively, and the OP Units and Series D Preferred Units equaled approximately 13.7% and 8.3% of the then outstanding Common Shares (assuming conversion of such OP units or Series D Preferred Units to Common Shares), respectively.

    ISSUANCE OF SHARES AND LOAN TO MR. KELTER. On April 21, 1999, the Company issued 100,000 Common Shares to Mr. Kelter in return for a promissory note in the amount of $1.3 million. The purchase price of $13 per share represented the market price of the Common Shares on the date of the grant by the Compensation Committee. The note is an interest-free demand note which is forgivable by the Company over a seven-year period. In addition, the loan will be forgiven if Mr. Kelter is no longer employed by the Company after a change of control of the Company. If Mr. Kelter's employment is terminated for any reason other than a change of control, Mr. Kelter must repay the loan or surrender Common Shares to the Company (at a value of $13 per share) sufficient to repay the outstanding principal balance of the Note. The Company granted certain registration rights to Mr. Kelter.

    EMPLOYMENT AGREEMENT. In connection with his employment as Chief Financial Officer of the Company in August 1998, Mr. Peterson entered into an employment agreement with the Company. As part of the conditions of his employment agreement, the Company has loaned $392,600 to Mr. Peterson in order for him to acquire 25,000 of the Company's Common Shares on an interest-free, recourse basis and the Company has agreed to reimburse him for certain costs he incurs in connection with his relocation. In August 1999, $33,333.33 of this loan was forgiven in accordance with his employment agreement.

    EMPLOYEE LOAN GUARANTEES BY COMPANY. The Company has agreed to guarantee loans obtained by certain executive officers of the Company in order for these executive officers to acquire the Company's Common Shares. As of October 1, 1999 and December 31, 1998, the Company has guaranteed approximately $687,000 of such loans.

    ISSUANCE OF OP UNITS. On April 30, 1998, the Company, through the Operating Partnership, issued 1,362,940 OP Units to the Galesi Group and its affiliates, which includes Francesco Galesi, a trustee of the Company, as part of the Company's acquisition of a ten building portfolio of office and industrial facilities in Albany, New York (collectively, the "Galesi Portfolio"). The purchase price of the Galesi Portfolio of approximately $58 million was funded through the assumption of approximately $18.0 million in debt, $18.5 million from our senior secured revolving credit facility and the issuance of the OP Units. The sellers of the Galesi Portfolio were not affiliated with the Company or the Operating Partnership prior to the transaction. The Company based its determination of the purchase price of the Galesi Portfolio on the expected cash flow, physical condition, location, competitive advantages, existing tenancies and opportunities to retain and attract additional tenants. The purchase price was determined through arm's length negotiation between the Company and the sellers. Francesco Galesi became a trustee of the Company on May 5, 1998, as part of the acquisition of the Galesi Portfolio.

    COMMON SHARES. On July 9, 1998, the Company sold in a private placement 1,092,051 Common Shares for an aggregate purchase price of $18,018,841 ($16.50 per share) to several institutional purchasers including 102,051 Common Shares which were sold to certain accounts managed by CRA Real Estate Securities, L.P. (a 5% Holder). The purchase price was determined through arm's length negotiation between the Company and the purchasers. The Company granted certain registration rights to the purchasers.

    SPIN-OFF. As part of the 1997 Reorganization, the Company organized and agreed to spin-off at a later date a subsidiary of the Company to enable Messrs. Mulvihill and Zucker, each trustees of the Company, to pursue real estate investment opportunities other than in the office and industrial sectors. The terms of the spin-off have not yet been determined.

    LEASES. The Company has a lease for approximately 17,575 square feet with a company in which Michael Falcone serves as Chairman. As of October 1, 1999, the annual aggregate base rental revenue for this lease is approximately $354,000. The Company has a lease for approximately 73,000 square feet with a company in which Francesco Galesi is an executive officer and a beneficial owner of Common Shares. As of October 1, 1999, the annual aggregate base rental revenue for this lease is approximately $481,000. The Company had leases with companies in which David F. McBride is an officer, and for certain of this companies, a shareholder. These leases are no longer in place as a result of the Company's sale of the Urban Farms Shopping Center in March 1999 and the sale of one of the companies to a company which is not affiliated with David F. McBride. For the nine months ending on September 30, 1999, the Company received approximately $70,000 in aggregate base rental revenue from these companies. In 1998, the Company received approximately in base rental revenue $235,000 for these respective leases.

    PAYMENTS FOR SERVICES TO AFFILIATES OF TRUSTEES. The Company incurred costs for the nine months ending on September 30, 1999 and for the twelve months ending on December 31, 1998 related to capital and tenant improvements and leasing commissions of approximately $1,350,000 and $489,000, respectively, and repair and maintenance and other costs of approximately $14,000 and $55,000, respectively, which were earned by companies in which the Company's Chairman and one of the trustees are officers and shareholders.

    MANAGEMENT COMPANY. Through the Operating Partnership's 100% ownership of the preferred stock of the Management Company, the Operating Partnership is entitled to receive 95% of the amounts paid as dividends by the Management Company. The remaining amounts paid as dividends by the Management Company are paid to the holders of common shares of the Management Company. To date, the Management Company has not declared or paid any dividends. Mr. Kelter, Hudson Bay Partners, L.P. and McBride Hudson Bay, L.P., own 40%, 30% and 30%, respectively, of the common shares of the Management Company. Mr. Lesser is the president, sole director and sole shareholder of the general partner of Hudson Bay Partners, L.P., and Hudson Bay. Hudson Bay (a 5% Holder) is an affiliate of Hudson Bay Partners, L.P. Messr. David F. McBride and Hudson Bay have an interest in McBride Hudson Bay, L.P. The Operating Partnership, in the normal course of business, advances funds to the Management Company to fund working capital needs. The Operating Partnership has a management agreement with the Management Company for property management and leasing services. Under the terms of this Agreement the Management Company receives a management fee based upon a percentage of rent for all properties it manages. For the nine months ending on September 30, 1999 and for the twelve months ending on December 31, 1998, the Management Company received 1,870,000 and $1,119,000, respectively, in management fees from the Company. In addition, the Management Company is reimbursed for the salaries of certain executive officers of the Company and certain employees involved in management and operations of the Company's properties and earns leasing commissions on leases brokered by its employees. For the nine months ending on September 30, 1999 and for the twelve months ending on December 31, 1998, the Management Company received 2,235,000 and $294,000, respectively, in such reimbursements and $385,000 and $84,000, respectively, in leasing commissions. The Company believes that the management fee paid to the Management Company is based upon competitive rates.

    The Management Company manages two properties which are owned by entities in which Mr. Kelter has a general partnership interest. In addition, certain other executives of the Company have limited partnership interests in one of these entities.

    PAYMENT OF COMMISSIONS EARNED BY EMPLOYEES OF PENN SQUARE PROPERTIES,
INC. The Management Company paid Mr. Begier (an executive officer of the Company) $567,900 in 1998 for commissions earned by him as an employee of Penn Square Properties, Inc. prior to becoming an executive officer of the Company as part of the 1997 Reorganization. The Management Company also paid Mr. Butte (an executive of the Company) $86,930 in 1998 for commissions earned by him as an employee of Penn Square Properties, Inc. prior to becoming an executive officer of the Company as part of the 1997 Reorganization.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    It is not the Company's practice to submit to shareholders a proposal for the selection or ratification of the Company's independent certified public accountants, and no such proposal is submitted hereby. The Board of Trustees has selected Arthur Andersen LLP as the Company's independent public accountants for 1999. The Company expects representatives of that firm to be present at the Meeting. They will be given an opportunity to make a statement if they wish to do so, and are expected to be available to respond to appropriate questions.

                            SOLICITATION OF PROXIES

    The cost of soliciting the proxies will be paid by the Company. Trustees, officers and employees of the Company may solicit proxies in person, or by mail, telephone, electronic mail or otherwise, but no such person will be compensated for such services. The Company will request banks, brokers and other nominees and fiduciaries to forward proxy materials to beneficial owners of Common Share held of record by them and will, upon request, reimburse them for their reasonable out-of-pocket expenses in so doing.

                             SHAREHOLDER PROPOSALS

    In order to be eligible for inclusion in the Company's proxy material for the 2000 Annual Meeting of shareholders, shareholders' proposals to take action at such meeting must comply with applicable Securities and Exchange Commission rules and regulations and must be received by the Secretary of the Company at its principal executive offices set forth above no later than January 1, 2000. In addition, any shareholder who wishes to propose a nominee to the Board of Trustees or submit any other matter to a vote at a meeting of shareholders (other than a shareholder proposal included in the Company's proxy materials pursuant to Rule 14a-8 of the rules promulgated under the Securities and Exchange Act or 1934, as amended), must comply with the advance notice provisions and other requirements of Section 2.08 of the Company's By-laws, which are on file with the Securities and Exchange Commission and may be obtained from the Secretary of the Company upon request.

                           INCORPORATION BY REFERENCE

    The following documents are hereby incorporated by reference: the Company's 1998 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999, Current Report on Form 8-K filed on October 12, 1999 regarding the Reckson/Morris Transaction, Current Report on Form 8-K filed on October 13, 1999 regarding the Trust Conversion, Current Report on Form 8-K filed on October 18, 1999 regarding the Galesi Issuance, Current Report on Form 8-K filed on October 20, 1999 regarding an acquisition of property and Current Report on Form 8-K filed on November 4, 1999 regarding the Kelter/Morgan Stanley Issuance.

         ANNUAL REPORT ON FORM 10-K, QUARTERLY REPORTS ON FORM 10-Q AND
                           CURRENT REPORT ON FORM 8-K

    UPON REQUEST, THE COMPANY WILL FURNISH FREE OF CHARGE TO RECORD AND BENEFICIAL OWNERS OF ITS COMMON SHARES COPIES OF ITS 1998 ANNUAL REPORT ON FORM 10-K, ITS QUARTERLY REPORTS ON FORM 10-Q FOR THE QUARTERS ENDED MARCH 31, 1999 AND JUNE 30, 1999 AND ITS CURRENT REPORTS ON FORM 8-K FILED OCTOBER 12, 1999, OCTOBER 13, 1999, OCTOBER 18, 1999, OCTOBER 20, 1999 AND NOVEMBER 4, 1999 (ALL INCLUDING FINANCIAL STATEMENTS AND SCHEDULES BUT WITHOUT EXHIBITS). COPIES OF EXHIBITS TO THE FORM 10-K, THE FORMS 10-Q AND THE FORMS 8-K ALSO WILL BE FURNISHED UPON REQUEST AND THE PAYMENT OF A REASONABLE CHARGE. ALL REQUESTS SHOULD BE DIRECTED TO THE SECRETARY OF THE COMPANY AT THE ADDRESS AND TELEPHONE NUMBER OF THE COMPANY'S PRINCIPAL EXECUTIVE OFFICES SET FORTH ABOVE.

                                 OTHER MATTERS

    At the date of this Proxy Statement, management was not aware that any matters not referred to in this Proxy Statement would be presented for action at the meeting. If any other matters should come before the meeting, the persons named in the accompanying form of proxy will have discretionary authority to vote all proxies in accordance with their best judgment, unless otherwise restricted by law.

                                          BY ORDER OF THE BOARD OF TRUSTEES

                                          Timothy A. Peterson, Secretary

Dated: November 16, 1999

                            KEYSTONE PROPERTY TRUST
                   200 FOUR FALLS CORPORATE CENTER, SUITE 208
                          WEST CONSHOHOCKEN, PA 19428

                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                               DECEMBER [1], 1999
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

    The undersigned, revoking all previous proxies, hereby appoints [Jeffrey E. Kelter, David F. McBride and Timothy A. Peterson], or any of them, as proxies, each with full power of substitution and all of the powers which the undersigned would possess if present in person, and hereby authorizes them to represent and vote all of the common shares of Keystone Property Trust (the "Company") registered in the name of the undersigned on __________, 1999 as designated on the reverse side of this proxy and, in their discretion, on all other matters which may properly come before the Special Meeting of Shareholders of the Company to be held on December [1], 1999, and at any adjournment or postponement thereof.

    THE SHARES REPRESENTED HEREBY WILL BE VOTED AS DIRECTED BY THIS PROXY. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR TRUSTEE LISTED UNDER PROPOSAL 1 AND FOR PROPOSAL 2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

    Whether or not you expect to attend the meeting, you are urged to execute and return this proxy, which you may revoke at any time prior to its use.

    Receipt of the Company's Notice of Special Meeting of Shareholders and Proxy Statement is acknowledged.

          (IMPORTANT--TO BE MARKED, SIGNED AND DATED ON REVERSE SIDE)

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL ITEMS.

                /X/  PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

1.  Election of
Trustee                For all   Withheld from  FOR, except vote withheld from      I plan to
   Nominees:           nominees  all nominees       meeting the following           attend the
                                                         nominee(s):                 meeting:
   Joseph D. Morris      / /          / /                    / /                       / /
   (Class I Trustee)
   Scott H. Rechler      / /          / /                    / /
   (Class II Trustee)
2.  To approve the issuance of up to 6.5 million of our Common Shares upon conversion of our
    Series B Convertible Preferred Shares and Series C Convertible Preferred Units of our
    operating partnership, Keystone Operating Partnership, L.P. which have been or may be issued to certain individuals and entities in consideration for our acquisition of certain entities owning 28 industrial facilities pursuant to a contribution agreement among us, our Operating
    Partnership and such individuals and entities
                       / /  For  / /  Against            / /  Abstain
3.  In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting
                       / /  For  / /  Against            / /  Abstain
                       NOTE: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. Executors, administrators, trustees and
   If you plan to      other fiduciaries should so indicate when signing. If a corporation, please attend the Special  sign in full corporate name by president or other authorized officer. If a
   Meeting, check the
   box in the right    partnership, please sign in partnership name by authorized person. This proxy may be mailed, postage-free, in the enclosed envelope.
   hand corner above.

    Please mark, sign, date and return this proxy card promptly using the enclosed envelope.
                                                       , 1999

                                           _____________________________________
                                               Signature Title (if required)

                                                       , 1999

                                           _____________________________________
                                                Signature (if held jointly)